livi bank
理慧銀行

Date: 29 Aug 2023

To: Mediaon Limited
Room 9-10, Block B, 11/F, Hoi Luen Industrial Centre, 55 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong

Re: livi Business Consolidated Facility Letter

Livi Bank Limited (livi or we) is happy to make available certain banking facilities to you (**Facility**). The Facility is offered subject to the terms and conditions set out in this Facility Letter (this **Letter**), livi's conditions for each facility as stated and incorporated by reference under this Letter (**Product Conditions**) and livi Conditions for Services (**CFS**). Words and expressions defined in the CFS and Product Conditions shall have the same meaning when used in this Letter and its Appendices.

Facility Letter no.	BUA2023080100000002
Borrower (**you**)	Mediaon Limited
Conditions Precedents	The Facility is not available until we have confirmed receipt of the following documents in form and substance satisfactory to us: - a copy of this letter duly accepted and signed by you - Joint and several all-monies guarantee duly executed and delivered for our benefit by CHAN Chi Wai, CHAN Shu Wai, LAM Ngai Hang Lawrence and CHU Wai Biu - a warning notice and/or a confirmation duly signed by each guarantor and its legal representative (as applicable) - a certified extract of the minutes and/or a confirmation duly signed by each guarantor and its legal representative (as applicable)
Facility Amount and Acceptance	**livi Business Instalment Loan** Please refer to **Schedule – livi Business Instalment Loan.** You can accept the Facilities above within the time limit we specify. Unaccepted facility limit shall be cancelled.
Connected Parties	Save for the facts (if any) indicated in your application, you confirm that: (a) you and your guarantor(s) (of any) are not our connected party within the meaning of Rule 85 of Banking (Exposure Limits) Rules (Cap 155S Laws of Hong Kong), that is, you or your guarantor(s) are not (and are not a relative of) any of our directors, controllers or minority shareholder controllers, or our employee who is responsible for approving financial facilities; and (b) you or your guarantor(s) are not (and are not a relative of) (i)

	our senior management or key staff, or (ii) any of the controllers, minority shareholder controllers, directors, senior management and key staff of our subsidiaries, affiliate and other entities over which we are able to exert control within the meaning of Supervisory Policy CR-G-9 issued by Hong Kong Monetary Authority. You undertake to notify us promptly in writing if the above confirmation is no longer true and correct.
Credit Report	You acknowledge the contents of the Sharing of Credit Data – Customer Consent in Appendix I hereto and expressly agree and consent to the terms set out therein. We advise that in connection with the consideration of your application for the facilities referred to in this letter, we have been provided with and considered Credit Report(s) on the individual Guarantor(s) provided by TransUnion Limited. Should any individual Guarantor wish to contact TransUnion Limited for the purpose of making a data access request or data correction request under the Personal Data (Privacy) Ordinance, such Guarantor may do so by contacting TransUnion Limited at the following address: TransUnion Limited Room 811, 8/F, Tower 5, The Gateway 15 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong
Governing Law and Jurisdiction	This Letter is governed by and shall be construed in accordance with Hong Kong law. You agree to submit to the non-exclusive jurisdiction of the Hong Kong courts.
Language	The Chinese version of this Letter is for reference only. The English version will prevail if there is any inconsistency between the Chinese and the English versions.

Please indicate your acceptance of the above terms and conditions by signing and returning to us the enclosed duplicate of this Letter within 30 days from the date of this Letter. If you have not accepted this Letter by that date, the offer in this Letter shall lapse unless otherwise agreed by us.

This Letter supersedes any previous offer, communication, agreement and arrangement in relation the subject matters issued by us.

We are pleased to be of services to you and look forward to a mutually beneficial relationship with you.

livi bank
理慧銀行

Yours faithfully
For and on behalf of
Livi Bank Limited

Authorised Signature(s)

By signing below I/we, the Borrower, hereby accept and agree to be bound by the terms and conditions of the Facility specified in this Letter including the terms and conditions specified in the Conditions and the CFS.

For and on behalf of
Mediaon Limited

Authorized signature
Signatory Name: CHAN SHU WAI
Date:

By counter-signing below I/each of us, the guarantor, acknowledge(s) and accept(s) the terms and conditions of the Facility specified in this Letter including the terms and conditions specified in the Conditions and the CFS, and confirm(s) that the guarantee executed by me/each of us in favour of Livi Bank Limited shall cover, or continue to cover, all indebtedness hereunder.

Guarantor signature
Guarantor name: CHAN Chi Wai
Date:

Guarantor signature
Guarantor name: CHAN Shu Wai
Date:

Guarantor signature
Guarantor name: LAM Ngai Hang Lawrence
Date:

Guarantor signature
Guarantor name: CHU Wai Biu
Date:

Appendix I

Customer's Acknowledgement and Consent
(applicable to limited company)

To: Livi Bank Limited (the "Lender")

Sharing of Credit Data -Customer Consent Form

Customer's Acknowledgement and Consent

(1) I/We hereby acknowledge and agree that, subject to paragraph (2), any information with respect to me/us which is provided by me/us at the Lender's request or collected in the course of dealings between me/us and the Lender may be disclosed to, or used and retained by any credit reference agency or similar service provider for the purpose of verifying such information or enabling them to provide such information to other institutions:
  (a) in order that they may carry out credit and other status checks in respect of me/us in my/our capacity as applicant for, or guarantor of, credit facilities; and
  (b) for the purposes of reasonable monitoring of any indebtedness while there is a current default by me/us as borrower or guarantor.

(2) I/We may by giving the Lender 90 days' notice in writing(which will take effect from the date of receipt by the Lender) revoke the consent contained in paragraph (1).

(3) If I/we give notice to revoke the consent given pursuant to paragraph (1) in accordance with paragraph (2):
  (a) subject to paragraphs (3)(f) and (g) below, the Lender may continue to disclose information pursuant to paragraph (1) until the notice of revocation given pursuant to paragraph (2) expires;
  (b) the Lender may notify all persons to whom the Lender is permitted to disclose information pursuant to paragraph (1) of the fact that a notice of revocation has been given pursuant to paragraph (2);
  (c) the Lender may regard the notice of revocation served on the Lender as also applying to the consent I/we have previously given in respect of all other credit facilities granted to me/us;
  (d) the Lender may terminate any facilities extended to me/us with effect from the date to be advised by the Lender;
  (e) the credit reference agency or similar service provider may continue to retain information provided to it by the Lender in its internal archive for its internal use but not for provision of such information to other institutions when they seek credit reports;
  (f) the Lender may continue to provide information relating to hire purchase and leasing transactions and loans to wholesalers and retailers to finance the acquisition of stock in trade to the credit reference agency or similar service provider notwithstanding revocation of the consent referred to in paragraph (2) above; and
  (g) the credit reference agency or similar service provider may continue to provide information relating to hire purchase and leasing transactions and loans to wholesalers and retailers to finance the acquisition of stock in trade and information which is a matter of public record notwithstanding the revocation of the consent referred to in paragraph (2) above.

(4) Subject to paragraphs (2) and (3), this consent shall remain in effect:

  (a) as long as I/we maintain an account relationship with the Lender and for a period of five years thereafter; or
  (b) if later, for the period of five years after the date of settlement following a payment default of more than sixty days.

(5) This Form supersedes any previous Customer Consent Form previously signed by me/us. The acknowledgement and agreement contained in this Form are in addition to and do not affect any agreement or consent contained in the Lender's account documentation and/or standard terms and conditions.

Schedule – livi Business Instalment Loan

livi Business Instalment Loan is offered subject to the terms and conditions set out in livi Conditions for Business Instalment Loan ("Product Conditions" in this Schedule). Words and expressions defined in the Product Conditions shall have the same meaning when used in this Schedule.

Facility Amount	up to HKD4,000,000.00
Tenor	36 months
Interest Rate	0.38% monthly flat rate
Repayment Date	Please refer to the repayment schedule.
Disbursement	Your livi Business account
Other Fees and Charges for the Facility	- **Facility Arrangement Fee**: 0.5% of the accepted amount; - **Annualized Overdue Interest, Flat Default Charge, Early Settlement Fee**: Please refer to our Fees & Charges schedule
Documents Provided	We have provided the Product Conditions to you, which you acknowledge your receipt and consent.
Drawdown	Once you have accepted the Facility by countersigning the Facility Letter, you will be deemed to give us an irrevocable drawdown notice for the whole Facility amount under this livi Business Instalment Loan. Subject to fulfillment of all conditions precedent to our satisfaction and availability of fund, we will disburse the Facility amount in accordance with this Facility Letter and the Product Conditions, and notify you accordingly.